EXHIBIT 23.1
                         Consent of Independent Auditor


CONSENT OF INDEPENDENT AUDITOR

Shelley Internationa, C.P.A.
Certified Public Accountant

The Board of Directors
Telcom Direct, Inc.

Gentlemen:

This letter will authorize you to include the Audit of your company dated March 31, 2004 in the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission.


Yours Truly,

/s/ Mark Shelley, C.P.A.
------------------------
June 30, 2004



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